POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS THAT each of the undersigned directors or officers of Computer Sciences Corporation (the “Company”), hereby constitutes and appoints Paul N. Saleh, William L. Deckelman, Jr. and M. Louise Turilli, and each of them, his or her true and lawful attorney-in-fact and agent, each (acting alone and without the other) with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute in the name and on behalf of the undersigned a Registration Statement on Form S-3 prepared in connection with the registration and issuance of common stock, preferred stock, debt securities and/or warrants of the Company, and to execute in the name and on behalf of the undersigned any and all amendments and supplements thereto, including pre-effective and post-effective amendments, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and other instruments necessary or appropriate in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent (acting alone and without the other), full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as each such attorney-in-fact and agent, in his sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Irving W. Bailey, II	Director	August 7, 2012
Irving W. Bailey, II

/s/ David J. Barram	Director	August 7, 2012
David J. Barram

/s/ Stephen L. Baum	Director	August 7, 2012
Stephen L. Baum

/s/ Erik Brynjolfsson	Director	August 7, 2012
Erik Brynjolfsson

/s/ Rodney F. Chase	Director	August 7, 2012
Rodney F. Chase

/s/ Judith R. Haberkorn	Director	August 7, 2012
Judith R. Haberkorn

/s/ J. Michael Lawrie	Director	August 7, 2012
J. Michael Lawrie

/s/ Chong Sup Park	Director	August 7, 2012
Chong Sup Park

/s/ Lawrence A. Zimmerman	Director	August 7, 2012
Lawrence A. Zimmerman